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Exhibit 11.   Statement Re: Computation of Per Share Earnings
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

                                                                                          Years Ended
                                                                 -------------------------------------------------------------
                                                                    July 1,                June 26,                June 27,
                                                                     2000                    1999                    1998
                                                                     ----                    ----                    ----
Net earnings (loss)                                              $    14,026,410             (1,250,922)             4,020,604
                                                                 ===============       ================        ===============
Basic earnings (loss) per share:
  Weighted average common shares outstanding                          12,284,244              9,398,289              8,052,926
  Basic earnings (loss) per share                                $          1.14                  (0.13)                  0.50
                                                                 ===============       ================        ===============

Diluted earnings (loss) per share:
  Weighted average common shares outstanding                          12,284,244              9,398,289              8,052,926
  Weighted average common equivalent
    shares due to stock options and warrants                             590,341                      0                476,021
                                                                 ---------------       ----------------        ---------------
                                                                      12,874,585              9,398,289              8,528,947
                                                                 ===============       ================        ===============
  Diluted earnings (loss) per share                              $          1.09                  (0.13)                  0.47
                                                                 ===============       ================        ===============
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